TV FILME

                                    FOR:        TV Filme, Inc.

                                    CONTACT:    Alvaro Aguirre
                                                Chief Financial Officer
                                                011-55-61-314-9907
                                                alvaro@tvfilme.com.br

                                                Morgen-Walke Associates
                                                Andrea Kaimowitz/Cindy Miller
                                                Press:  Brian Maddox
                                                212-850-5600

FOR IMMEDIATE RELEASE


                    TV FILME, INC. ANNOUNCES DEBT OFFERING


     BRASILIA, BRAZIL -- November 22, 1996 -- TV Filme, Inc. (Nasdaq: PYTV) today announced a US$125,000,000 Rule 144A Senior Notes offering. The Senior Notes offering, scheduled for December, 1996, is expected to provide additional resources for the Company to fund the continued expansion of its business.

     The Senior Notes have not been registered under the Securities Act of 1933, as amended, or under the securities law of any state and may not be offered or sold in the United States or in any such state absent an applicable exemption from registration under the Securities Act and any such law.